Exhibit 1.01

BRP Inc. has included this Conflict Minerals Report as an exhibit to its Form SD for the period from January 1, 2023 to December 31, 2023 as provided for in Rule 13p-1 under the Securities Exchange Act of 1934, as amended, and Form SD (collectively, the “Conflict Minerals Rule”). The date of filing of this Conflict Minerals Report is May 31, 2024.

Unless the context indicates otherwise, the terms “Company”, “BRP”, “we”, “us”, or “our” refer to BRP Inc. and its consolidated subsidiaries. As used herein, “Conflict Minerals” or “3TG” is defined as, consistent with the Conflict Minerals Rule, cassiterite, columbite-tantalite (coltan), gold, wolframite and the derivatives tin, tantalum and tungsten.

COMPANY OVERVIEW

BRP is a global leader in the design, development, manufacturing, distribution and marketing of powersports vehicles and marine products. BRP’s diversified portfolio of brands and products includes, under the Powersports segment, Year-Round Products such as Can-Am ATVs, SSVs and 3WVs, Seasonal Products such as Ski-Doo and Lynx snowmobiles and Sea-Doo personal watercrafts and pontoons, Rotax engines for karts and recreational aircraft and Pinion gearboxes with Smart Shift system and under the Marine segment, Alumacraft, Manitou and Quintrex boats, Rotax engines for jet boats and Rotax S outboard engine with Stealth Technology.

We do not source 3TG from smelters or refiners and have no direct relationships with mines, and we believe that we are in at least most cases many levels removed from all of these market participants. However, through the efforts described in this Conflict Minerals Report, we seek to ensure that the 3TG in our products is responsibly sourced.

REASONABLE COUNTRY OF ORIGIN INQUIRY

For 2023, BRP determined that 3TG were necessary to the functionality or production of products that it manufactured or contracted to be manufactured. Therefore, BRP conducted a reasonable country of origin inquiry (“RCOI”) within the meaning of the Conflict Minerals Rule to determine whether any of the 3TGs in its in-scope products originated in the Democratic Republic of the Congo (“DRC”) or an adjoining country (collectively referred to as the “Covered Countries”), and were not from recycled or scrap sources.

For our RCOI, to the extent applicable, we utilized the same processes and procedures as for our due diligence, in particular Steps 1 and 2 of the Organisation for Economic Co-Operation and Development Due Diligence Guidance for Responsible Supply Chains of Minerals from Conflict-Affected and High-Risk Areas and the related supplements for gold, tin, tantalum and tungsten (the “OECD Guidance”). The OECD Guidance is discussed further below.

Based on our RCOI, in-scope BRP products may contain 3TGs that originated in the Covered Countries and may not be from recycled or scrap sources. In accordance with the Conflict Minerals Rule, we exercised due diligence.

DUE DILIGENCE PROGRAM

Due Diligence Framework

BRP designed its due diligence measures to conform, in all material respects, with the applicable portions of the OECD Guidance. The OECD Guidance has established a five-step framework for due diligence as a basis for responsible global supply chain management of minerals from conflict-affected and high-risk areas. Selected elements of our due diligence program are discussed below. The headings below conform to the headings used in the OECD Guidance for each of the five steps.

Selected Elements of Due Diligence Program

1)	Establish Strong Company Management Systems

Conflict Minerals Policy and Supplier Code of Conduct

BRP has a conflict minerals policy articulating its 3TG minerals supply chain due diligence process and BRP’s commitments to reporting obligations regarding conflict minerals. The policy is available online and can be found here: www.brp.com/en/about-brp/ethics---compliance.html . Information found on or accessed through this website is not considered part of this report and is not incorporated by reference herein.

BRP is committed to the highest standards of product quality and business integrity in its dealings with suppliers and ensuring that working conditions in our supply chain are safe, that workers are treated with respect and dignity, and that manufacturing processes are environmentally and socially responsible. The BRP Supplier Code of Conduct can be found here https://www.brp.com/en/our-partners/supplier/business-partners-documentation.html .

Internal Compliance Team

BRP has a cross-functional 3TG compliance team led by its Director Intellectual Property & Product Compliance. The 3TG compliance team is responsible for implementing BRP’s 3TG compliance strategy and briefing senior management about the results of our 3TG due diligence.

BRP also uses a third-party service provider (the “Service Provider”) to assist with supplier outreach and validating and evaluating information relating to 3TG usage and sourcing received from suppliers. Some of the activities described in this report have been undertaken by the Service Provider on our behalf. We also utilized specialist outside counsel in connection with selected aspects of our program.

Control Systems and Supplier Engagement

We utilize the Conflict Minerals Reporting Template (the “CMRT”) developed by the Responsible Minerals Initiative (the “RMI”) to identify smelters and refiners in our supply chain. The CMRT requests suppliers to provide information concerning the usage and source of 3TG in their products, as well as information concerning their related compliance efforts. As earlier noted, we utilize the Service Provider to conduct our supplier outreach and follow-up, as well as for the validation and evaluation of supplier responses. BRP also engages with suppliers directly to request CMRTs. BRP has developed an internal procedure that provides for supplier engagement escalation and corrective action if a supplier is not responsive to our CMRT requests.

The Service Provider provides training and educational materials to suppliers to enhance the quality of responses.

We also include in supplier contracts a clause requiring suppliers to provide information about the source of 3TG in the products they sell to us.

Grievance Mechanisms

BRP has multiple grievance mechanisms whereby employees and suppliers can report violations of BRP’s policies, including relating to sourcing of 3TG. Employees and suppliers may anonymously report suspected violations using our Whistleblower Hotline. www.brp.com/en/about-brp/ethics---compliance.html

Records Maintenance

We maintain business records relating to 3TG due diligence, including records of due diligence processes, findings and resulting decisions, for at least five years.

2)	Identify and Assess Risk in the Supply Chain

BRP provided a list of suppliers and parts associated with its in-scope products to the Service Provider. Our outreach for 2023 included more than 1200 suppliers. We requested in writing, through the Service Provider, that these suppliers provide us with a completed CMRT. The Service Provider followed up by email or phone on our behalf with suppliers that did not respond to the request within the specified time frame. The Service Provider followed up multiple times with non-responsive suppliers. BRP directly contacted some suppliers that were unresponsive to the Service Provider’s communications, requesting that these suppliers complete the CMRT and submit it to the Service Provider.

The Service Provider, on our behalf, reviewed supplier responses against its written review criteria to identify incomplete responses, potential errors and inaccuracies in the CMRTs. The Service Provider followed up by email with suppliers that submitted a response that triggered specific quality issues relating to completeness and accuracy. In addition, smelter and refiner information provided by suppliers was reviewed by the Service Provider against the RMI’s list of known smelters and refiners. To the extent that a smelter or refiner identified by a supplier is not on that list, the Service Provider may take additional steps to attempt to determine whether the listed entity is a smelter or refiner. Smelter and refiner information also was reviewed against the lists of Conformant and Active (as later defined) smelters and refiners published by the RMI.

To the extent that a smelter or refiner identified by a supplier was not listed as Conformant by the RMI, the Service Provider undertook an additional review to attempt to determine whether that smelter or refiner obtained 3TG from sources that directly or indirectly financed or benefitted armed groups in the Covered Countries. The Service Provider attempted to reach out to the smelter or refiner directly and conducted research to gain more information about the smelter’s or refiner’s sourcing practices, including the countries of origin of the minerals that it processes, the transit and transfer of the minerals that it processes and whether it has in place internal due diligence procedures or other processes to track the chain-of-custody of its 3TG.

Suppliers that identified specific smelters or refiners of concern on their CMRT were contacted by the Service Provider to inform them of the potential for risk, and to evaluate whether or not these smelters and refiners could be connected to BRP’s products. The suppliers were asked to complete a user-defined or product-level CMRT specific to the materials, products or piece parts purchased by BRP, rather than a company-level CMRT, to better identify the connection to products that they supply to BRP. Other suppliers were evaluated internally to determine if they were still active suppliers. If not, they were removed from the scope of data collection.

The Service Provider also evaluated suppliers’ due diligence processes and policies based on the suppliers’ responses to certain of the questions in the CMRT. These questions ask suppliers about their internal processes regarding 3TG.

3)	Design and Implement a Strategy to Respond to Identified Risks

The results of our supplier outreach campaign and risk assessment are reviewed by our 3TG compliance team and shared with BRP’s leadership team.

BRP has developed processes to assess and respond to risks identified in the supply chain. BRP has a risk management plan, through which the 3TG compliance program is implemented, managed and monitored. Escalations are sent to non-responsive suppliers to indicate the importance of a CMRT response and BRP’s compliance expectations.

Feedback on supplier submissions is given directly to suppliers and educational resources are provided to assist suppliers in corrective action methods or to improve their internal programs. The Service Provider also communicates directly with smelters and refiners that are not yet Conformant to request sourcing information and encourage their involvement with the RMAP program.

In cases where suppliers have continuously been non-responsive or are not committed to corrective action plans, BRP may reassess the business relationship.

4)	Carry Out Independent Third-Party Audit of Supply Chain Due Diligence at Identified Points in the Supply Chain

BRP does not have a direct relationship with any 3TG smelters or refiners and does not perform or direct audits of these entities within the supply chain. Instead, BRP utilizes third-party audits of smelters and refiners conducted as part of the RMAP.

5)	Report on Supply Chain Due Diligence

This report is available on the Investor Relations section of BRP’s website at https://news.brp.com/financial-information . BRP has also publicly filed a Form SD and this report with the U.S. Securities and Exchange Commission.

Identified Smelters and Refiners; Country of Origin Information

The suppliers listed 351 smelters and refiners in completed CMRTs. Of these, 225 were Conformant and 7 were Active.

“Conformant” means that a smelter or refiner has successfully completed an assessment against the applicable Responsible Minerals Assurance Process (“RMAP”) standard or an equivalent cross-recognized assessment. Included smelters and refiners were not necessarily Conformant for all or part of 2023 and may not continue to be Conformant for any future period. “Active” means that the smelter or refiner has committed to undergo an RMAP assessment, completed the relevant documents, and scheduled the on-site assessment. These may be in the pre-assessment, assessment, or corrective action phases of the assessment. All compliance status information in the tables is as of May 15, 2024. Compliance status is based on information published by the RMI, without independent verification by us.

The smelters and refiners listed by suppliers are included on Appendix A. Not all of the included smelters and refiners may have processed the necessary 3TG contained in our in-scope products, since most suppliers reported to us at a “company level” the 3TG contained in all of their products, not just those in the products they sold to us. Smelter and refiner country location is based on information published by the RMI, without independent verification by us.

Appendix B includes an aggregated list of countries of origin from which the reported facilities collectively source 3TGs, based on information provided through the CMRT data collection process, from direct smelter outreach and the RMAP. The 3TG in our in-scope products may not originate from all of the countries listed on Appendix B, and they may have sourced from other countries as well. Alternatively, or in addition, some of the smelters and refiners may have sourced from recycled or scrap sources.

Future Risk Mitigation Efforts

For 2023, BRP has taken, or intends to take, the following steps to mitigate the risk that the necessary 3TG in our in-scope products benefit armed groups in the Covered Countries:

●	Use the Service Provider to evaluate upstream sources of 3TG through its risk evaluation tools.

●	Provide 3TG compliance information and training resources to suppliers.

●	Encourage relevant suppliers to implement additional procedures to improve the completeness of their responses.

●	Continue to include a 3TG compliance clause in new or renewed supplier contracts, as well as in the terms and conditions of each purchase order issued.

These steps are the same we took in 2023 described elsewhere in this report, which we intend to continue to take in respect of 2024 to the extent applicable.

APPENDIX A: SMELTER LIST

Metal	Smelter or Refiner Name	Smelter or Refiner Location

Tantalum	5D Production OU	Estonia

Gold	8853 S.p.A.	Italy

Tungsten	A.L.M.T. Corp.	Japan

Gold	ABC Refinery Pty Ltd.	Australia

Gold	Abington Reldan Metals, LLC	United States Of America

Tungsten	ACL Metais Eireli	Brazil

Gold	Advanced Chemical Company	United States Of America

Gold	African Gold Refinery	Uganda

Gold	Agosi AG	Germany

Gold	Aida Chemical Industries Co., Ltd.	Japan

Gold	Al Etihad Gold Refinery DMCC	United Arab Emirates

Tungsten	Albasteel Industria e Comercio de Ligas Para Fundicao Ltd.	Brazil

Gold	Albino Mountinho Lda.	Portugal

Gold	Alexy Metals	United States Of America

Gold	Almalyk Mining and Metallurgical Complex (AMMC)	Uzbekistan

Tin	Alpha	United States Of America

Tantalum	AMG Brasil	Brazil

Tin	An Vinh Joint Stock Mineral Processing Company	Viet Nam

Gold	AngloGold Ashanti Corrego do Sitio Mineracao	Brazil

Gold	Argor-Heraeus S.A.	Switzerland

Tungsten	Artek LLC	Russian Federation

Gold	Asahi Pretec Corp.	Japan

Gold	Asahi Refining Canada Ltd.	Canada

Gold	Asahi Refining USA Inc.	United States Of America

Gold	Asaka Riken Co., Ltd.	Japan

Tungsten	Asia Tungsten Products Vietnam Ltd.	Viet Nam

Gold	Atasay Kuyumculuk Sanayi Ve Ticaret A.S.	Turkey

Gold	AU Traders and Refiners	South Africa

Gold	Augmont Enterprises Private Limited	India

Gold	Aurubis AG	Germany

Tin	Aurubis Beerse	Belgium

Tin	Aurubis Berango	Spain

Gold	Bangalore Refinery	India

Gold	Bangko Sentral ng Pilipinas (Central Bank of the Philippines)	Philippines

Gold	Boliden AB	Sweden

Gold	C. Hafner GmbH + Co. KG	Germany

Gold	Caridad	Mexico

Gold	CCR Refinery - Glencore Canada Corporation	Canada

Gold	Cendres + Metaux S.A.	Switzerland

Gold	CGR Metalloys Pvt Ltd.	India

Tin	Chenzhou Yunxiang Mining and Metallurgy Co., Ltd.	China

Tin	Chifeng Dajingzi Tin Industry Co., Ltd.	China

Gold	Chimet S.p.A.	Italy

Tungsten	China Molybdenum Tungsten Co., Ltd.	China

Tin	China Tin Group Co., Ltd.	China

Tungsten	Chongyi Zhangyuan Tungsten Co., Ltd.	China

Gold	Chugai Mining	Japan

Tungsten	CNMC (Guangxi) PGMA Co., Ltd.	China

Gold	Coimpa Industrial LTDA	Brazil

Tin	CRM Fundicao De Metais E Comercio De Equipamentos Eletronicos Do Brasil Ltda	Brazil

Tin	CRM Synergies	Spain

Tungsten	Cronimet Brasil Ltda	Brazil

Tin	CV Ayi Jaya	Indonesia

Tin	CV Venus Inti Perkasa	Indonesia

Tantalum	D Block Metals, LLC	United States Of America

Gold	Daye Non-Ferrous Metals Mining Ltd.	China

Gold	Degussa Sonne / Mond Goldhandel GmbH	Germany

Gold	Dijllah Gold Refinery FZC	United Arab Emirates

Tin	Dongguan CiEXPO Environmental Engineering Co., Ltd.	China

Tungsten	DONGKUK INDUSTRIES CO., LTD.	Korea, Republic Of

Gold	Dongwu Gold Group	China

Gold	Dowa	Japan

Tin	Dowa	Japan

Tin	DS Myanmar	Myanmar

Gold	DSC (Do Sung Corporation)	Korea, Republic Of

Gold	Eco-System Recycling Co., Ltd. East Plant	Japan

Gold	Eco-System Recycling Co., Ltd. North Plant	Japan

Gold	Eco-System Recycling Co., Ltd. West Plant	Japan

Tin	Electro-Mechanical Facility of the Cao Bang Minerals & Metallurgy Joint Stock Company	Viet Nam

Tin	EM Vinto	Bolivia (Plurinational State Of)

Gold	Emerald Jewel Industry India Limited (Unit 1)	India

Gold	Emerald Jewel Industry India Limited (Unit 2)	India

Gold	Emerald Jewel Industry India Limited (Unit 3)	India

Gold	Emerald Jewel Industry India Limited (Unit 4)	India

Gold	Emirates Gold DMCC	United Arab Emirates

Tin	Estanho de Rondonia S.A.	Brazil

Tantalum	F&X Electro-Materials Ltd.	China

Tin	Fabrica Auricchio Industria e Comercio Ltda.	Brazil

Tin	Fenix Metals	Poland

Gold	Fidelity Printers and Refiners Ltd.	Zimbabwe

Tantalum	FIR Metals & Resource Ltd.	China

Gold	Fujairah Gold FZC	United Arab Emirates

Tungsten	Fujian Xinlu Tungsten Co., Ltd.	China

Tungsten	Ganzhou Jiangwu Ferrotungsten Co., Ltd.	China

Tungsten	Ganzhou Seadragon W & Mo Co., Ltd.	China

Tin	Gejiu City Fuxiang Industry and Trade Co., Ltd.	China

Tin	Gejiu Kai Meng Industry and Trade LLC	China

Tin	Gejiu Non-Ferrous Metal Processing Co., Ltd.	China

Tin	Gejiu Yunxin Nonferrous Electrolysis Co., Ltd.	China

Tin	Gejiu Zili Mining And Metallurgy Co., Ltd.	China

Gold	GG Refinery Ltd.	Tanzania, United Republic Of

Gold	GGC Gujrat Gold Centre Pvt. Ltd.	India

Tantalum	Global Advanced Metals Aizu	Japan

Tantalum	Global Advanced Metals Boyertown	United States Of America

Tungsten	Global Tungsten & Powders LLC	United States Of America

Gold	Gold by Gold Colombia	Colombia

Gold	Gold Coast Refinery	Ghana

Gold	Gold Refinery of Zijin Mining Group Co., Ltd.	China

Gold	Great Wall Precious Metals Co., Ltd. of CBPM	China

Tin	Guangdong Hanhe Non-Ferrous Metal Co., Ltd.	China

Gold	Guangdong Jinding Gold Limited	China

Tantalum	Guangdong Rising Rare Metals-EO Materials Ltd.	China

Tungsten	Guangdong Xianglu Tungsten Co., Ltd.	China

Gold	Guoda Safina High-Tech Environmental Refinery Co., Ltd.	China

Tungsten	H.C. Starck Tungsten GmbH	Germany

Gold	Hangzhou Fuchunjiang Smelting Co., Ltd.	China

Tungsten	HANNAE FOR T Co., Ltd.	Korea, Republic Of

Gold	Heimerle + Meule GmbH	Germany

Tantalum	Hengyang King Xing Lifeng New Materials Co., Ltd.	China

Gold	Heraeus Germany GmbH Co. KG	Germany

Gold	Heraeus Metals Hong Kong Ltd.	China

Tungsten	Hubei Green Tungsten Co., Ltd.	China

Tin	HuiChang Hill Tin Industry Co., Ltd.	China

Tungsten	Hunan Chenzhou Mining Co., Ltd.	China

Gold	Hunan Chenzhou Mining Co., Ltd.	China

Gold	Hunan Guiyang yinxing Nonferrous Smelting Co., Ltd.	China

Tungsten	Hunan Jintai New Material Co., Ltd.	China

Tungsten	Hunan Shizhuyuan Nonferrous Metals Co., Ltd. Chenzhou Tungsten Products Branch	China

Gold	HwaSeong CJ CO., LTD.	Korea, Republic Of

Tungsten	Hydrometallurg, JSC	Russian Federation

Gold	Industrial Refining Company	Belgium

Gold	Inner Mongolia Qiankun Gold and Silver Refinery Share Co., Ltd.	China

Gold	International Precious Metal Refiners	United Arab Emirates

Gold	Ishifuku Metal Industry Co., Ltd.	Japan

Gold	Istanbul Gold Refinery	Turkey

Gold	Italpreziosi	Italy

Gold	JALAN & Company	India

Gold	Japan Mint	Japan

Tungsten	Japan New Metals Co., Ltd.	Japan

Tungsten	Jiangwu H.C. Starck Tungsten Products Co., Ltd.	China

Gold	Jiangxi Copper Co., Ltd.	China

Tantalum	Jiangxi Dinghai Tantalum & Niobium Co., Ltd.	China

Tungsten	Jiangxi Gan Bei Tungsten Co., Ltd.	China

Tungsten	Jiangxi Minmetals Gao’an Non-ferrous Metals Co., Ltd.	China

Tin	Jiangxi New Nanshan Technology Ltd.	China

Tungsten	Jiangxi Tonggu Non-ferrous Metallurgical & Chemical Co., Ltd.	China

Tantalum	Jiangxi Tuohong New Raw Material	China

Tungsten	Jiangxi Xinsheng Tungsten Industry Co., Ltd.	China

Tungsten	Jiangxi Yaosheng Tungsten Co., Ltd.	China

Tantalum	JiuJiang JinXin Nonferrous Metals Co., Ltd.	China

Tantalum	Jiujiang Tanbre Co., Ltd.	China

Tantalum	Jiujiang Zhongao Tantalum & Niobium Co., Ltd.	China

Tungsten	JSC “Kirovgrad Hard Alloys Plant”	Russian Federation

Gold	JSC Ekaterinburg Non-Ferrous Metal Processing Plant	Russian Federation

Gold	JSC Novosibirsk Refinery	Russian Federation

Gold	JSC Uralelectromed	Russian Federation

Gold	JX Nippon Mining & Metals Co., Ltd.	Japan

Gold	K.A. Rasmussen	Norway

Gold	Kaloti Precious Metals	United Arab Emirates

Gold	Kazakhmys Smelting LLC	Kazakhstan

Gold	Kazzinc	Kazakhstan

Tantalum	KEMET de Mexico	Mexico

Tungsten	Kenee Mining Corporation Vietnam	Viet Nam

Tungsten	Kennametal Fallon	United States Of America

Tungsten	Kennametal Huntsville	United States Of America

Gold	Kennecott Utah Copper LLC	United States Of America

Gold	KGHM Polska Miedz Spolka Akcyjna	Poland

Gold	Kojima Chemicals Co., Ltd.	Japan

Gold	Korea Zinc Co., Ltd.	Korea, Republic Of

Gold	Kundan Care Products Ltd.	India

Gold	Kyrgyzaltyn JSC	Kyrgyzstan

Gold	Kyshtym Copper-Electrolytic Plant ZAO	Russian Federation

Gold	L’azurde Company For Jewelry	Saudi Arabia

Tungsten	Lianyou Metals Co., Ltd.	Taiwan, Province Of China

Tungsten	Lianyou Resources Co., Ltd.	Taiwan, Province Of China

Gold	Lingbao Gold Co., Ltd.	China

Gold	Lingbao Jinyuan Tonghui Refinery Co., Ltd.	China

Tungsten	LLC Vostok	Russian Federation

Gold	L’Orfebre S.A.	Andorra

Gold	LS-NIKKO Copper Inc.	Korea, Republic Of

Gold	LT Metal Ltd.	Korea, Republic Of

Tin	Luna Smelter, Ltd.	Rwanda

Gold	Luoyang Zijin Yinhui Gold Refinery Co., Ltd.	China

Tin	Ma’anshan Weitai Tin Co., Ltd.	China

Tin	Magnu’s Minerais Metais e Ligas Ltda.	Brazil

Tin	Malaysia Smelting Corporation (MSC)	Malaysia

Tin	Malaysia Smelting Corporation Berhad (Port Klang)	Malaysia

Tungsten	Malipo Haiyu Tungsten Co., Ltd.	China

Gold	Marsam Metals	Brazil

Tungsten	Masan High-Tech Materials	Viet Nam

Gold	Materion	United States Of America

Tantalum	Materion Newton Inc.	United States Of America

Gold	Matsuda Sangyo Co., Ltd.	Japan

Gold	MD Overseas	India

Tin	Melt Metais e Ligas S.A.	Brazil

Gold	Metal Concentrators SA (Pty) Ltd.	South Africa

Tin	Metallic Resources, Inc.	United States Of America

Gold	Metallix Refining Inc.	United States Of America

Tantalum	Metallurgical Products India Pvt., Ltd.	India

Gold	Metalor Technologies (Hong Kong) Ltd.	China

Gold	Metalor Technologies (Singapore) Pte., Ltd.	Singapore

Gold	Metalor Technologies (Suzhou) Ltd.	China

Gold	Metalor Technologies S.A.	Switzerland

Gold	Metalor USA Refining Corporation	United States Of America

Gold	Metalurgica Met-Mex Penoles S.A. De C.V.	Mexico

Tin	Mineracao Taboca S.A.	Brazil

Tantalum	Mineracao Taboca S.A.	Brazil

Tin	Mining Minerals Resources SARL	Congo, Democratic Republic Of The

Tin	Minsur	Peru

Gold	Mitsubishi Materials Corporation	Japan

Tin	Mitsubishi Materials Corporation	Japan

Tantalum	Mitsui Mining and Smelting Co., Ltd.	Japan

Gold	Mitsui Mining and Smelting Co., Ltd.	Japan

Gold	MKS PAMP SA	Switzerland

Gold	MMTC-PAMP India Pvt., Ltd.	India

Gold	Modeltech Sdn Bhd	Malaysia

Tin	Modeltech Sdn Bhd	Malaysia

Tungsten	Moliren Ltd.	Russian Federation

Gold	Morris and Watson	New Zealand

Gold	Moscow Special Alloys Processing Plant	Russian Federation

Gold	Nadir Metal Rafineri San. Ve Tic. A.S.	Turkey

Tungsten	Nam Viet Cromit Joint Stock Company	Viet Nam

Gold	Navoi Mining and Metallurgical Combinat	Uzbekistan

Tin	Nghe Tinh Non-Ferrous Metals Joint Stock Company	Viet Nam

Gold	NH Recytech Company	Korea, Republic Of

Tungsten	Niagara Refining LLC	United States Of America

Gold	Nihon Material Co., Ltd.	Japan

Tantalum	Ningxia Orient Tantalum Industry Co., Ltd.	China

Tin	Novosibirsk Tin Combine	Russian Federation

Tantalum	NPM Silmet AS	Estonia

Tungsten	NPP Tyazhmetprom LLC	Russian Federation

Tin	O.M. Manufacturing (Thailand) Co., Ltd.	Thailand

Tin	O.M. Manufacturing Philippines, Inc.	Philippines

Gold	Ogussa Osterreichische Gold- und Silber-Scheideanstalt GmbH	Austria

Gold	Ohura Precious Metal Industry Co., Ltd.	Japan

Gold	OJSC “The Gulidov Krasnoyarsk Non-Ferrous Metals Plant” (OJSC Krastsvetmet)	Russian Federation

Tungsten	OOO “Technolom” 1	Russian Federation

Tungsten	OOO “Technolom” 2	Russian Federation

Tin	Operaciones Metalurgicas S.A.	Bolivia (Plurinational State Of)

Gold	Pease & Curren	United States Of America

Gold	Penglai Penggang Gold Industry Co., Ltd.	China

Tungsten	Philippine Chuangxin Industrial Co., Inc.	Philippines

Gold	Planta Recuperadora de Metales SpA	Chile

Tin	Pongpipat Company Limited	Myanmar

Tantalum	PowerX Ltd.	Rwanda

Tin	Precious Minerals and Smelting Limited	India

Gold	Prioksky Plant of Non-Ferrous Metals	Russian Federation

Gold	PT Aneka Tambang (Persero) Tbk	Indonesia

Tin	PT Aries Kencana Sejahtera	Indonesia

Tin	PT Artha Cipta Langgeng	Indonesia

Tin	PT ATD Makmur Mandiri Jaya	Indonesia

Tin	PT Babel Inti Perkasa	Indonesia

Tin	PT Babel Surya Alam Lestari	Indonesia

Tin	PT Bangka Prima Tin	Indonesia

Tin	PT Bangka Serumpun	Indonesia

Tin	PT Bangka Tin Industry	Indonesia

Tin	PT Belitung Industri Sejahtera	Indonesia

Tin	PT Bukit Timah	Indonesia

Tin	PT Cipta Persada Mulia	Indonesia

Tin	PT Menara Cipta Mulia	Indonesia

Tin	PT Mitra Stania Prima	Indonesia

Tin	PT Mitra Sukses Globalindo	Indonesia

Tin	PT Panca Mega Persada	Indonesia

Tin	PT Premium Tin Indonesia	Indonesia

Tin	PT Prima Timah Utama	Indonesia

Tin	PT Putera Sarana Shakti (PT PSS)	Indonesia

Tin	PT Rajawali Rimba Perkasa	Indonesia

Tin	PT Rajehan Ariq	Indonesia

Tin	PT Refined Bangka Tin	Indonesia

Tin	PT Sariwiguna Binasentosa	Indonesia

Tin	PT Stanindo Inti Perkasa	Indonesia

Tin	PT Sukses Inti Makmur	Indonesia

Tin	PT Timah Nusantara	Indonesia

Tin	PT Timah Tbk Kundur	Indonesia

Tin	PT Timah Tbk Mentok	Indonesia

Tin	PT Tinindo Inter Nusa	Indonesia

Tin	PT Tirus Putra Mandiri	Indonesia

Tin	PT Tommy Utama	Indonesia

Gold	PX Precinox S.A.	Switzerland

Gold	QG Refining, LLC	United States Of America

Tantalum	QuantumClean	United States Of America

Gold	Rand Refinery (Pty) Ltd.	South Africa

Gold	Refinery of Seemine Gold Co., Ltd.	China

Gold	REMONDIS PMR B.V.	Netherlands

Tin	Resind Industria e Comercio Ltda.	Brazil

Tantalum	Resind Industria e Comercio Ltda.	Brazil

Tantalum	RFH Yancheng Jinye New Material Technology Co., Ltd.	China

Gold	Royal Canadian Mint	Canada

Tin	Rui Da Hung	Taiwan, Province Of China

Gold	SAAMP	France

Gold	Sabin Metal Corp.	United States Of America

Gold	Safimet S.p.A	Italy

Gold	SAFINA A.S.	Czechia

Gold	Sai Refinery	India

Gold	Sam Precious Metals	United Arab Emirates

Gold	Samduck Precious Metals	Korea, Republic Of

Gold	Samwon Metals Corp.	Korea, Republic Of

Gold	SEMPSA Joyeria Plateria S.A.	Spain

Gold	Shandong Gold Smelting Co., Ltd.	China

Gold	Shandong Humon Smelting Co., Ltd.	China

Gold	Shandong Tiancheng Biological Gold Industrial Co., Ltd.	China

Gold	Shandong Zhaojin Gold & Silver Refinery Co., Ltd.	China

Gold	Shenzhen CuiLu Gold Co., Ltd.	China

Gold	Shenzhen Zhonghenglong Real Industry Co., Ltd.	China

Tungsten	Shinwon Tungsten (Fujian Shanghang) Co., Ltd.	China

Gold	Shirpur Gold Refinery Ltd.	India

Gold	Sichuan Tianze Precious Metals Co., Ltd.	China

Gold	Singway Technology Co., Ltd.	Taiwan, Province Of China

Gold	SOE Shyolkovsky Factory of Secondary Precious Metals	Russian Federation

Gold	Solar Applied Materials Technology Corp.	Taiwan, Province Of China

Tantalum	Solikamsk Magnesium Works OAO	Russian Federation

Gold	Sovereign Metals	India

Gold	State Research Institute Center for Physical Sciences and Technology	Lithuania

Gold	Sudan Gold Refinery	Sudan

Gold	Sumitomo Metal Mining Co., Ltd.	Japan

Gold	SungEel HiMetal Co., Ltd.	Korea, Republic Of

Gold	Super Dragon Technology Co., Ltd.	Taiwan, Province Of China

Tin	Super Ligas	Brazil

Gold	T.C.A S.p.A	Italy

Tin	Takehara PVD Materials Plant / PVD Materials Division of MITSUI MINING & SMELTING CO., LTD.	Japan

Tantalum	Taki Chemical Co., Ltd.	Japan

Gold	Tanaka Kikinzoku Kogyo K.K.	Japan

Tantalum	TANIOBIS Co., Ltd.	Thailand

Tantalum	TANIOBIS GmbH	Germany

Tantalum	TANIOBIS Japan Co., Ltd.	Japan

Tungsten	TANIOBIS Smelting GmbH & Co. KG	Germany

Tantalum	TANIOBIS Smelting GmbH & Co. KG	Germany

Tantalum	Telex Metals	United States Of America

Tin	Thaisarco	Thailand

Tin	Tin Smelting Branch of Yunnan Tin Co., Ltd.	China

Tin	Tin Technology & Refining	United States Of America

Gold	Tokuriki Honten Co., Ltd.	Japan

Gold	Tongling Nonferrous Metals Group Co., Ltd.	China

Gold	TOO Tau-Ken-Altyn	Kazakhstan

Gold	Torecom	Korea, Republic Of

Tungsten	Tungsten Vietnam Joint Stock Company	Viet Nam

Tin	Tuyen Quang Non-Ferrous Metals Joint Stock Company	Viet Nam

Tantalum	Ulba Metallurgical Plant JSC	Kazakhstan

Gold	Umicore Precious Metals Thailand	Thailand

Gold	Umicore S.A. Business Unit Precious Metals Refining	Belgium

Tungsten	Unecha Refractory metals plant	Russian Federation

Gold	United Precious Metal Refining, Inc.	United States Of America

Gold	Valcambi S.A.	Switzerland

Tin	VQB Mineral and Trading Group JSC	Viet Nam

Gold	WEEEREFINING	France

Gold	Western Australian Mint (T/a The Perth Mint)	Australia

Tin	White Solder Metalurgia e Mineracao Ltda.	Brazil

Gold	WIELAND Edelmetalle GmbH	Germany

Tungsten	Wolfram Bergbau und Hutten AG	Austria

Tungsten	Xiamen Tungsten (H.C.) Co., Ltd.	China

Tungsten	Xiamen Tungsten Co., Ltd.	China

Tantalum	XIMEI RESOURCES (GUANGDONG) LIMITED	China

Tantalum	XinXing HaoRong Electronic Material Co., Ltd.	China

Gold	Yamakin Co., Ltd.	Japan

Tantalum	Yanling Jincheng Tantalum & Niobium Co., Ltd.	China

Gold	Yokohama Metal Co., Ltd.	Japan

Tungsten	YUDU ANSHENG TUNGSTEN CO., LTD.	China

Tin	Yunnan Chengfeng Non-ferrous Metals Co., Ltd.	China

Gold	Yunnan Copper Industry Co., Ltd.	China

Tin	Yunnan Yunfan Non-ferrous Metals Co., Ltd.	China

Gold	Zhongyuan Gold Smelter of Zhongjin Gold Corporation	China

APPENDIX B: COUNTRIES OF ORIGIN

Albania	Ecuador	Kyrgyzstan	Saudi Arabia

Andorra	Egypt	Liberia	Senegal

Angola	El Salvador	Liechtenstein	Serbia

Argentina	Eritrea	Lithuania	Sierra Leone

Armenia	Estonia	Luxembourg	Singapore

Australia	Ethiopia	Madagascar	Slovakia

Austria	Fiji	Malaysia	Solomon Islandss

Azerbaijan	Finland	Mali	South Africa

Belarus	France	Mauritania	South Sudan

Belgium	Georgia	Mexico	Spain

Benin	Germany	Mongolia	Sudan

Bermuda	Ghana	Morocco	Suriname

Bolivia (Plurinational State of)	Guam	Mozambique	Sweden

Botswana	Guatemala	Myanmar	Switzerland

Brazil	Guinea	Namibia	Taiwan

Bulgaria	Guyana	Netherlands	Tajikistan

Burkina Faso	Honduras	New Zealand	Tanzania

Burundi	Hong Kong	Nicaragua	Thailand

Cambodia	Hungary	Niger	Togo

Canada	India	Nigeria	Turkey

Central African Republic	Indonesia	Norway	Uganda

Chile	Ireland	Oman	United Arab Emirates

China	Israel	Panama	United Kingdom

Colombia	Italy	Papua New Guinea	United States of America

Congo	Ivory Coast	Peru	Uruguay

Cyprus	Japan	Philippines	Uzbekistan

Democratic Republic of Congo	Jersey	Poland	VietNam

Djibouti	Kazakhstan	Portugal	Zambia

Dominica	Kenya	Russian Federation

Dominican Republic	Korea	Rwanda